Exhibit 23.1
                            Malcolm L. Pollard, CPA

           Independent Registered Public Accounting Firm's  Consent

We consent to the use in this Registration Statement on Form S-8 of our firm's financial review dated October 30, 2010 with respect to our review of the financial statements of National Asset Recovery Corp. as of September 30, 2010, and for the year ended, 2009 , which report appears with those financial statements referred to above. We also consent to any reference to our Firm relating to a section "Experts" in such Registration Statement, if any.

/s/Malcolm L. Pollard, CPA

8 December 2010

Exhibit 10.1

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